UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
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Team:

I am writing to share some very significant news. This morning we have announced that our Board of Directors has signed a definitive agreement with Oracle under which Oracle will acquire BEA for $8.5 billion. The press release is attached. I ask that each of you please read it carefully.

You may recall that Oracle first publicly expressed their desire to acquire BEA back in October of last year, making an offer to purchase BEA for $17 per share. Since then, our Board of Directors, with the assistance of our financial and legal advisors, has been exploring ways to maximize value for BEA stockholders, including the possible sale of the company. Today’s announcement is the culmination of what has been a very thorough and diligent process by the Board.

As you may have seen in the headlines already, in the end Oracle substantially increased their offer for the company and has made an all cash offer of $19.375 per share. $19.375 per share is a 24% premium over the price of the shares at close on Tuesday, and also a 42% premium over the stock price at the close the day before Oracle went public with their $17 offer. At a meeting of the Board last night, the Directors voted unanimously to approve the proposal by Oracle, and firmly believe that this is the best way to deliver maximum value to our owners, the stockholders of BEA.

The combination of our leading middleware products and services and Oracle’s strength in database and applications will create a company uniquely positioned to provide the full range of enterprise software needs to customers and better equip Oracle to capture the growth opportunities in this segment of the market. Our products and services, R&D, and talented global team will all contribute significantly to the success of the combined company.

It is important to realize that today’s announcement is the first step in a long process. Before our companies can combine, certain conditions, such as stockholder and regulatory approvals must be obtained. We expect to receive the necessary approvals and to close the transaction by mid-2008, but until that time, we will continue to operate as an independent company, and it is important for all of us to keep our eye on the ball by continuing to do what has made us successful to date.

I recognize that all of you have many questions. In the coming weeks we will communicate more about the integration process as we move towards the close, but be assured that nothing is changing overnight. We are forming teams that will assist in the planning for combining the two organizations. These plans will come together over the next several months. In the meantime, it is critical that we all remain focused on our day-to-day responsibilities. BEA continues to operate, business-as-usual, as an independent company through the close of the transaction.

Our customers and partners will have questions, and we will help prepare our sales staff to address those questions. The most important thing we can tell our customers and partners is that they will continue to receive the same high quality service they have come to expect from us.

As always, if you should be contacted by the media, please direct them to Kevin Hayden at 408-570-8017.

I’d like to thank you again for your continued dedication and hard work.

Regards,

Alfred

Cautionary Statement Regarding Forward-Looking Statements

This document contains certain forward looking statements about Oracle and BEA including statements that involve risks and uncertainties concerning Oracle’s proposed acquisition of BEA. These statements are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied in the forward-looking statements. These factors include, but are not limited to, (1) the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement; (2) the outcome of any legal proceedings that may be instituted against BEA and/or Oracle following announcement of the proposal or the merger agreement; (3) the inability to complete the merger due to the failure to obtain stockholder approval, (4) the inability to obtain necessary regulatory approvals required to complete the merger; (5) the risk that the proposed merger disrupts current plans and operations and the potential difficulties in employee retention as a result of the merger; (6) the ability to recognize the benefits of the merger or of any combination of BEA and Oracle; (7) the timing of the initiation, progress or cancellation of significant contracts or arrangements, the mix and timing of services sold in a particular period; and (9) the possibility that BEA and Oracle may be adversely affected by other economic, business, and/or competitive factors.

In addition, please refer to the documents that Oracle and BEA, respectively, file with the Securities and Exchange Commission on Forms 10-K, 10-Q and 8-K. These filings identify and address other important factors that could cause Oracle’s and BEA's respective financial and operational results to differ materially from those contained in the forward-looking statements set forth in this document. Many of the factors that will determine the outcome of the subject matter of this release are beyond Oracle and BEA’s ability to control or predict. Oracle and BEA are under no duty to update any of the forward-looking statements after the date of this document to conform to actual results.

Important Additional Information Regarding the Merger will be filed with the SEC.

In connection with the proposed merger, BEA will file a proxy statement with the Securities and Exchange Commission (the “SEC”). Investors and security holders are advised to read the proxy statement when it becomes available because it will contain important information about the merger and the parties to the merger. Investors and security holders may obtain a free copy of the proxy statement (when available) and other documents filed by BEA at the SEC website at http://www.sec.gov. The proxy statement and other documents also may be obtained for free at BEA’s Internet website at www.bea.com/investors or by writing to BEA Systems, Inc., 2315 North First Street, San Jose, CA 95131, Attn: Investor Relations Department.

BEA and its directors, executive officers and other members of its management and employees, under SEC rules, may be deemed participants in the solicitation of proxies from its stockholders in connection with the proposed merger. Information concerning the interests of BEA’s participants in the solicitation, which may, in some cases, be different than those of BEA stockholders generally, is set forth in BEA’s Annual Report on Form 10-K for the year ended January 31, 2007 filed with the SEC on November 15, 2007 and on BEA's website at www.bea.com/investors, and will be set forth in the proxy statement relating to the merger when it becomes available.